EXHIBIT D

                             CSW International, Inc.
                               Statement of Income
                       For the Quarter Ended June 30, 1998
                                   (Unaudited)

                                            (thousands)

Operating Revenues
    Electric revenues                       $ 350,479
    Other diversified                          56,328
                                            ----------
                                              406,807
                                            ----------

Operating Expenses
    Cost of electric sales                    230,032
    General and administrative                 63,878
    Depreciation and amortization              23,570
    Other diversified                          39,594
                                            ----------
                                              357,074
                                            ----------
Operating Income                               49,733
                                            ----------

Other Income and (Deductions)
    Investment income                           7,194
    Interest income                             3,198
    Interest expense                          (34,572)
                                            ----------
                                              (24,180)
                                            ----------
Income Before Income Taxes                     25,553
                                            ----------

Provision for Income Taxes                      5,365
                                            ----------

Net Income                                   $ 20,188
                                            ==========